UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 30, 2008

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

5455 Spine Road, Suite C, Boulder, Colorado   80301
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 527-2903

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Global Casinos, Inc., (the “Company”) announced that effective January 30, 2008, it entered into Amendment No. 4 to the definitive Asset Purchase and Sale Agreement dated June 14, 2007, as previously amended by Amendment No. 1 dated September 28, 2007 and by Amendment No. 2 dated November 30, 2007 and by Amendment No. 3 dated December 5, 2007 (the “Agreement”) with Doc Holliday Casino, LLC, a Colorado limited liability company (“Doc Holliday”), providing for the acquisition by the Company of substantially all of the tangible and intangible assets (the “Assets”) of Doc Holliday Casino, located in Central City, Colorado.

The Amendment provides for an extension of the termination date to February 29, 2008.  It also provides for a Closing Date adjustment to the Purchase Price based on an agreed upon formula to determine the value of the Doc Holliday chips and tokens in the float.  This adjustment is not expected to be material.

A copy of the Amendment No. 4 is filed as an exhibit herewith.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title
10.1	Amendment No. 4 to Asset Purchase and Sale Agreement dated June 14, 2007

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: February 4, 2008	/s/ Clifford L. Neuman _________ Clifford L. Neuman, President